UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2016

T Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Texas	333-1111153	71-0919962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16200 Dallas Parkway, Suite 190, Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (972) 720-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 10, 2016, T Bancshares, Inc., a Texas corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Agreement") with T Acquisition, Inc., a Texas corporation ("Parent"), and joined in by Tectonic Advisors, LLC, a Texas limited liability company ("Tectonic").  Subject to the terms and conditions of the Agreement, which have been approved by the boards of directors of the Company, Parent and Tectonic, Parent will acquire the Company through the merger of a wholly-owned subsidiary of Parent ("Merger Sub") with and into the Company, with the Company being the surviving corporation (the "Merger").

Under the Agreement, at the effective time of the Merger (the "Effective Time"), each outstanding share of Company common stock will be converted into the right to receive an amount in cash consisting of two payments that, based on Company's Adjusted Equity (as defined by the merger agreement), would have totaled approximately $10.00 per share at September 30, 2016. A special dividend will be paid by the Company immediately prior to the Effective Time in an amount by which the Company's Adjusted Equity exceeds $20,000,000.  Based on the Company's shareholders' equity as of September 30, 2016, the special dividend would have equaled approximately $1.97 per share. The special dividend will increase (or decrease) based on the Company's net income (or net losses) from September 30, 2016 to a date just prior to the Effective Time. In addition to the special dividend, at or promptly following the Effective Time, shareholders will be entitled to receive from Parent approximately $8.03 per share, subject to adjustment.

The Agreement contains representations and warranties customary for transactions of this type.  In addition, the Company has agreed to various customary covenants and agreements, including, among others, (i) to conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Agreement and the Effective Time, (ii) not to engage in certain kinds of transactions during this period, (iii) to convene and hold a meeting of its shareholders to consider and vote upon the Merger, notwithstanding any acquisition proposal arising after signing, (iv) to recommend approval of the Merger to its shareholders and, subject to certain exceptions, not make any changes to such recommendation, (v) not to solicit, initiate, or knowingly encourage any alternative proposal to acquire the Company; and (vi) subject to certain exceptions, not to provide any non-public information in connection with any such proposal, or engage in any discussions or negotiations regarding any such proposal.

The Merger is expected to close in the first quarter of 2017.  The consummation of the Merger is subject to customary conditions, including receipt of regulatory approvals, receipt of the requisite approval of the shareholders of the Company and the absence of any law or order prohibiting the closing of the Merger.  In addition, each party's obligation to consummate the Merger is subject to certain other conditions, including the accuracy of the representations and warranties of the other party and compliance of the other party with its covenants, in each case subject to certain materiality standards.

The Agreement contains customary termination rights for the parties, including the right to terminate if the other party suffers a material adverse effect after the date of the Agreement.  In addition, each party is entitled to a termination fee in the amount of $1,500,000 if, in the case of the Company, Parent is unable to obtain the necessary financing to pay the aggregate merger consideration and, in the case of Parent, the Company accepts a superior proposal prior to the approval of the Merger by its shareholders, fails to recommend approval of the Merger to its shareholders and to abide by its covenants not to solicit or engage in any alternative proposal or enters into an alternative acquisition proposal within 12 months after the date of termination of the Agreement, in each case, subject to the other conditions triggering such payment as provided in the Agreement.  Tectonic joined in the Agreement for the purpose of guaranteeing Parent's ability to pay any termination fee due under the Agreement.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.  The Agreement has been attached as an exhibit to provide investors and shareholders with information regarding its terms.  It is not intended to provide any other financial information about the Company, Parent, Tectonic or their respective subsidiaries or affiliates.  The representations, warranties and covenants contained in the Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Parent, Tectonic or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 7.01 Regulation FD Disclosure.

On November 10, 2016, the Company and T Acquisition, Inc. issued a joint press release to announce the execution of the Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

 This Current Report on Form 8-K contains statements regarding the proposed Merger between the Company and Parent, the expected timetable for completing the Merger, future financial and operating results, benefits and synergies of the proposed Merger and other statements about the future expectations, beliefs, goals, plans or prospects of the management of each of the Company and Parent. These statements are based on current expectations, estimates, forecasts and projections and management assumptions about the future performance of each of the Company, Parent, Tectonic and the combined corporation, as well as the businesses and markets in which they do and are expected to operate. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "expects," "believes," "estimates," "anticipates," "targets," "goals," "projects," "intends," "plans," "indicates," "seeks," and variations of such words and similar expressions are intended to identify such forward-looking statements, which are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The closing of the proposed Merger is subject to regulatory approval, the approval of the shareholders of the Company, and other customary closing conditions.  There is no assurance that such conditions will be met or that the proposed Merger will be consummated within expected time frame, or at all.  If the Merger is consummated, factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, among things: failure to obtain shareholder or regulatory approval for the Merger or to satisfy other conditions to the Merger on the proposed terms and within the proposed timeframe; delays in closing the Merger; higher than anticipated Merger costs; deposit attrition, operating costs, customer loss and business disruption following the Merger, including difficulties in maintaining relationships with employees, may be greater than expected; required governmental approvals of the Merger may not be obtained on the proposed terms and schedule, or without regulatory constraints that may limit growth; competitive pressures among depository and other financial institutions may increase significantly and have an effect on revenues; the strength of the United States economy in general, and of the local economies in which the combined corporation will operate, may be different than expected, which could result in, among other things, a deterioration in credit quality or a reduced demand for credit and have a negative effect on the combined corporation's loan portfolio and allowance for loan losses; changes in the U.S. legal and regulatory framework; and adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions), which would negatively affect the combined corporation's business and operating results.  For a more complete list and description of such risks and uncertainties, refer to the Company's Form 10-K for the year ended December 31, 2015, as well as other filings made by the Company with the Securities and Exchange Commission (the "SEC"). Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, the Company disclaims any intention or obligation to update any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Additional Information and Where to Find It

In connection with the proposed Merger, the Company will file with the SEC a definitive proxy statement on Schedule 14A (the "Proxy Statement"), as well as other relevant documents concerning the proposed Merger.  Shareholders are urged to read the Proxy Statement when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about the Company, Parent and Tectonic, at the SEC's Internet site (www.sec.gov).  You may also obtain these documents by contacting the Company's Corporate Secretary, at T Bancshares, Inc., 16200 Dallas Parkway, Suite 190, Dallas, Texas  75248, or via e-mail to sjensen@tbank.com.  This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

Participants in Solicitation

The Company and its directors, executive officers, management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information concerning the Company participants is set forth in the Company's definitive proxy statement, dated April 29, 2016, for its 2016 annual meeting of shareholders as filed with the SEC on Schedule 14A.  Additional information regarding the interests of participants of the Company in the solicitation of proxies in respect of the proposed Merger will be included in the Proxy Statement to be filed with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger by and between T Acquisition, Inc., a Texas corporation, and T Bancshares, Inc., a Texas corporation, and joined in by Tectonic Advisors, LLC, a Texas limited liability company, dated as of November 10, 2016 (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  T Bancshares, Inc. agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request.)

99.1	Joint Press Release issued by T Acquisition, Inc. and T Bancshares, Inc. dated November 10, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T Bancshares, Inc.

Date: November 10, 2016	By:	/s/ Patrick Howard
Patrick Howard
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger by and between T Acquisition, Inc., a Texas corporation, and T Bancshares, Inc., a Texas corporation, and joined in by Tectonic Advisors, LLC, a Texas limited liability company, dated as of November 10, 2016 (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  T Bancshares, Inc. agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request.)

99.1	Joint Press Release issued by T Acquisition, Inc. and T Bancshares, Inc. dated November 10, 2016